                                [FORM OF TAX OPINION

             OF SILVER, FREEDMAN & TAFF, LLP TO BE DELIVERED AT THE
            EFFECTIVE TIME OF THE IFC MERGER PROVIDED, AND ONLY IF,
          CERTAIN CONDITIONS ARE SATISFIED AND CERTAIN REPRESENTATIONS
                              ARE TIMELY RECEIVED.]




                                ______, 1997



Board of Directors
Indiana Federal Corporation
56 Washington Street
Valparaiso, Indiana 46383

     RE: FEDERAL INCOME TAX CONSEQUENCES ARISING FROM THE COMPANY MERGER AND THE BANK MERGER CONTEMPLATED BY THAT CERTAIN AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND BETWEEN INDIANA FEDERAL CORPORATION AND PINNACLE FINANCIAL SERVICES, INC. DATED NOVEMBER 14, 1996 (THE "AGREEMENT")

Gentlemen:

     In accordance with your request and to facilitate the filing and processing of the holding company application with the OTS and the Registration Statement with the SEC relating to the transactions contemplated by the Agreement, set forth herein below is this firm's opinion relating to certain federal income tax consequences of the contemplated merger pursuant to which Indiana Federal Corporation ("IFC") will be merged with and into Pinnacle Financial Services, Inc. ("Pinnacle") (the "Company Merger"), and of the contemplated merger pursuant to which Indiana Federal Bank for Savings ("IndFed Bank") will be merged with and into Pinnacle Bank (the "Bank Merger").

     Capitalized terms used herein which are not expressly defined herein shall have the meaning ascribed to them in the Agreement.

     The following assumptions have been made in connection with our opinions herein below:

     1. The Company Merger and the Bank Merger will be implemented strictly in accordance with the terms of the Agreement.

     2. All conditions precedent contained in the Agreement shall be performed or waived prior to completion of the Company Merger and the Bank Merger, as the case may be.

     3. The representations of the parties to be made in their respective tax representation letters to counsel as of the

Board of Directors
Indiana Federal Corporation

Page 2

Effective Time or Bank Merger Effective Time, whichever is applicable, in the form of Exhibits A and B hereto, shall be true and correct.


                                    OPINION

     Based solely on our review of the Agreement and the assumptions set forth herein above and our analysis and examination of federal income tax laws, rulings, regulations and judicial precedents as of the date hereof, we render the following opinion.

     (1) The Company Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Neither IFC nor Pinnacle will recognize any gain or loss as a result of the transaction. IFC and Pinnacle will each be a party to the reorganization. (Section 368(b) of the Code)

     (2) No gain or loss will be recognized by the stockholders of IFC who exchange their IFC Common Stock solely for Pinnacle Common Stock pursuant to the Company Merger (except with respect to cash received in lieu of a fractional share interest in Pinnacle Common Stock).

     (3)  The Bank Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. Neither IndFed Bank nor Pinnacle Bank will recognize any gain or loss as a result of the transaction. IndFed Bank and Pinnacle Bank will each be a party to the reorganization. (Section 368(b) of the Code)

     (4) The tax basis of the assets received by Pinnacle from IFC will be the same as the adjusted tax basis of those assets in the hands of IFC. The tax basis of the assets received by Pinnacle Bank from IndFed Bank will be the same as the adjusted tax basis of those assets in the hands of IndFed Bank. (Section 362(b) of the Code)

     (5) The tax basis of the Pinnacle Common Stock received by stockholders who exchanged all of their IFC Common Stock solely for Pinnacle Common Stock in the Company Merger will be the same as the tax basis of the IFC Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     (6) The holding period of the assets of IFC acquired by Pinnacle in the Company Merger will include the period during which those assets were held by IFC immediately prior to the Company Merger. The holding period of the assets of IndFed Bank acquired by Pinnacle Bank in the Bank Merger will include the period during

Board of Directors
Indiana Federal Corporation

Page 3

which those assets were held by IndFed Bank immediately prior to the Bank Merger. (Section 1223(2) of the Code)

     (7) Provided the IFC Common Stock surrendered for Pinnacle Common Stock was held as a capital asset at the Effective Time, the holding period of Pinnacle Common Stock received by stockholders of IFC in the Company Merger will include the period during which the shares IFC Common Stock surrendered in exchange therefor were held.

     No opinion is expressed as to the tax treatment of the transactions under the provisions of any of the other sections of the Code and regulations thereunder which may also be applicable thereto, or to the tax treatment of any conditions existing at the time of, or effects resulting from, the transactions which are not specifically covered by the opinions set forth above.

     We hereby consent to the filing of this form of tax opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                                                       Exhibit A



                              REPRESENTATION LETTER


     The undersigned, Donald A. Lesch, Chairman and Chief Executive Office of Indiana Federal Corporation ("IFC") and Indiana Federal Bank for Savings ("IndFed Bank"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and between Pinnacle Financial Services, Inc. ("Pinnacle") and IFC dated November 14, 1996, (the "Agreement") including the schedules and exhibits thereto which includes, among other things, the Agreement and Plan of Merger and Consolidation of IndFed bank with and into Pinnacle Bank, a Federal Savings Bank ("Pinnacle Bank") (the "Bank Merger Agreement"), and (b) I am aware that this Representation Letter will be relied on by Silver, Freedman and Taff, L.L.P. in rendering its tax opinion pursuant to the Agreement and the Bank Merger Agreement. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement or the Bank Merger Agreement, whichever is applicable.

     The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF IFC and IndFed Bank that:

          (1) As of the date hereof, the facts which relate to the Merger and related transactions and described in the Joint Proxy Statement which is included in the S-4 as a prospectus (the "Joint Proxy Statement"), insofar as such facts pertain to IFC and IndFed Bank, are true, correct and complete and, insofar as such facts pertain to Pinnacle and Pinnacle Bank, the management of IFC and IndFed Bank has no reason to believe that such facts are untrue, incorrect and incomplete.

          (2) The Merger and Bank Merger will be carried out strictly in accordance with the Agreement and the Bank Merger Agreement as described in the Joint Proxy Statement.

          (3) The aggregate fair market value of the consideration to be received in the Merger by each holder of IFC Common Stock will be approximately equal to the aggregate fair market value of the IFC Common Stock surrendered in exchange therefor, as determined by arm's length negotiations between IFC and Pinnacle. No holder of IFC Common Stock will receive in exchange for such stock, directly or indirectly, any consideration other than Pinnacle Common Stock and cash paid in lieu of a fractional share of Pinnacle Common Stock.

          No cash or other property will be paid to any shareholder of IFC or IndFed Bank pursuant to the Bank Merger, and no shares of Pinnacle Common Stock will be issued pursuant to the Bank Merger.

          (4) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the IFC Common Stock and, to the best knowledge of management of IFC, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of IFC Common Stock to sell, exchange or otherwise dispose of a number of shares of Pinnacle Common Stock received by such holders in the Merger that would reduce such holders' ownership of Pinnacle Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding IFC Common Stock as of the same date. For purposes of this representation, shares of IFC Common Stock exchanged for cash in lieu of fractional shares of Pinnacle Common
Stock will be treated as outstanding on the date of the Merger. Moreover, all shares of IFC Common Stock and/or shares of Pinnacle Common Stock held by IFC shareholders and otherwise sold, redeemed, or disposed of before or after the date of the Merger will be taken into account in making this representation.

          (5) The assumption by Pinnacle of the liabilities of IFC, and the acquisition by Pinnacle of the assets of IFC which are subject to liabilities, pursuant to the Merger, and the assumption by Pinnacle Bank of the liabilities of IndFed Bank, and the acquisition by Pinnacle Bank of the assets of IndFed Bank which are subject to liabilities, pursuant to the Bank Merger, are each for a bona fide business purpose, and the principal purpose for each such assumption of liabilities and acquisition of assets subject to liabilities is not the avoidance of federal income tax on the transfer of such assets. Each of the liabilities to be assumed by Pinnacle or to which the transferred assets of IFC are subject has been incurred in the ordinary course of IFC's business, and each of the IndFed Bank liabilities to be assumed by Pinnacle Bank or to which the transferred assets of IndFed Bank are subject has been incurred in the ordinary course of IndFed Bank's business.

          (6) No assets of IFC have been sold, transferred or otherwise disposed of which would prevent Pinnacle from continuing the historic business of IFC or from using a significant portion of IFC's historic business assets in a business following the Merger, and no assets of IndFed Bank have been sold, transferred or otherwise disposed of which would prevent Pinnacle Bank from continuing the historic business of IndFed Bank or from using a significant portion of IndFed Bank's historic business assets in a business following the Bank Merger. To the best knowledge of management of IFC and IndFed Bank, neither Pinnacle nor Pinnacle Bank has any plan or intention to sell, exchange, distribute, transfer or otherwise dispose of, except in the ordinary course of business and except for transfers permitted by Section 368(a)(2)(C) of the Code, any of IFC's assets to be acquired by Pinnacle in the Merger or any of IndFed Bank's assets to be acquired by Pinnacle Bank in the Bank Merger.

          (7) IFC, Pinnacle, Pinnacle Bank, InFed Bank and the shareholders of IFC will each pay their own expenses incurred in connection with the Merger and related transactions except for (i) liabilities of IFC which are assumed by Pinnacle pursuant to the Merger and which will be paid solely out of the assets of IFC as constituted immediately prior to the Merger and (ii) liabilities of IndFed Bank which are assumed by Pinnacle Bank pursuant to the Bank Merger and which will be paid solely out of the assets of IndFed Bank as constituted immediately prior to the Bank Merger.

          (8) Neither IFC nor Pinnacle has paid or will pay (or has reimbursed or will reimburse), directly or indirectly, any expenses incurred by any holder of IFC Common Stock in connection with the Merger or any related transactions. Neither IFC nor Pinnacle has agreed to assume nor will directly or indirectly assume any expense or other liability, whether fixed or contingent, of any holder of IFC Common Stock.

          (9) Neither IFC nor IndFed Bank is an "investment company" within the meaning of Section 368(a)(2)(F) of the Code or a real estate investment trust within the meaning of Section 856 of the Code.

          (10) Neither IFC nor IndFed Bank is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (11) The payment in the Merger of cash in lieu of fractional shares of Pinnacle Common Stock is solely for the purpose of avoiding the expense and inconvenience to Pinnacle of issuing fractional shares of Pinnacle Common Stock and does not represent separately bargained for consideration.

          (12) Both the total adjusted basis and the total fair market value of the IFC assets to be acquired by Pinnacle in the Merger exceed the total liabilities of IFC assumed, or taken on a subject-to-basis, by Pinnacle, and both the total adjusted basis and the total fair market value of the IndFed Bank assets to be acquired by Pinnacle Bank in the Bank Merger exceed the total liabilities of IndFed Bank assumed, or taken on a subject-to-basis, by Pinnacle Bank.

          (13) No compensation received by any shareholder of IFC is or will be in consideration for, or allocable to, any of their shares of IFC Common Stock. Any compensation paid or to be paid to any shareholder of IFC who will be an employee of or perform advisory services for Pinnacle or any affiliate thereof after the merger will be consideration for services rendered or to be rendered, and such consideration will be commensurate with amounts paid to third parties bargaining at arm's length for similar services and has been bargained for independently of negotiations regarding consideration paid for IFC Common Stock. None of the shares of Pinnacle Common Stock received by any shareholder of IFC is or will be separate consideration for, or allocable to, any employment, consulting or other arrangement which may be entered into between Pinnacle or any affiliate thereof and such shareholder for services rendered or to be rendered by any shareholder.

          (14) No indebtedness between IFC or any of its subsidiaries, on the one hand, and Pinnacle or any of its subsidiaries, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or
(b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Section 453 B of the Code) between IFC or IndFed Bank, on the one hand, and Pinnacle or Pinnacle Bank, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

          (15) IFC has not redeemed any IFC Common Stock, made any distribution with respect to IFC Common Stock or disposed of any of its assets in anticipation of or as part of the Merger. IndFed Bank has not redeemed any of the IndFed Bank Common Stock, made any distribution with respect to the IndFed Bank Common Stock, or disposed of any of its assets in anticipation of or as part of the Bank Merger except for the disposition of certain assets of IndFed Bank that, in the aggregate, will not prevent Pinnacle Bank from continuing the historic business of IndFed Bank or using a substantial portion of IndFed Bank's historic business assets in a trade or business.

          (16) Except for the possible issuance of IFC Common Stock pursuant to grants or awards outstanding under the IFC Option Agreement as of November 14, 1996, IFC will not issue any additional shares of stock prior to the Effective Time.

          (17) Except for outstanding options under the IFC Option Plan as of June 16, 1995, there exists no options, warrants, convertible securities or other rights to acquire IFC stock.

          (18) No shares of IFC Common Stock are held by any affiliate of IFC except as disclosed in IFC's most recent annual report on form 10-K.

          (19) During the five-year period ending at the Effective Time, neither Pinnacle, Pinnacle Bank nor any affiliate of Pinnacle has owned or owns, beneficially or of record, any stock or securities of IFC or IndFed Bank or any predecessor thereof or any instruments giving the holder the right to acquire any such stock or securities except as disclosed in the Joint Proxy Statement.

          (20) To the best knowledge of management of IFC, neither Pinnacle, Pinnacle Bank nor any affiliate of Pinnacle intends to acquire or redeem by purchase or otherwise acquire any of the shares of Pinnacle Common Stock to be issued pursuant to the Merger, or to make any distributions with respect to such stock, except for regular, periodic dividends.

          (21) In the Bank Merger, IndFed Bank will transfer to Pinnacle Bank and Pinnacle Bank will acquire from IndFed Bank assets representing at least 90 percent of the fair market value of IndFed Bank's net assets and at least 70 percent of the fair market value of IndFed Bank's gross assets held immediately prior to the Bank Merger. For purposes of this representation, assets used (i) to pay reorganization expenses, (ii) for redemptions and distributions and (iii) to pay other amounts, if any, incurred in connection with the Bank Merger or related transactions will be included as assets of IndFed Bank immediately prior to the Bank Merger.

          (22) To the best knowledge of management of IFC, Pinnacle has no plan or intention to liquidate Pinnacle Bank, to merge Pinnacle Bank into another corporation or to sell or otherwise dispose of any stock of Pinnacle Bank.

          (23) No stock of Pinnacle Bank will be issued pursuant to the Bank Merger.

     The undersigned agrees to promptly and timely notify Silver, Freedman and Taff, L.L.P. if he has any reason to believe that any of the above representations are untrue, incorrect or incomplete.

     This Representation Letter is hereby executed on the _____________________ day of ____________ 1997.


                              --------------------------------------------
                              By:  Donald A. Lesch
                              Chairman and Chief Executive Officer

                                                                       Exhibit B


                              REPRESENTATION LETTER


     The undersigned, Richard L. Schanze, Chief Executive Officer of Pinnacle Financial Services, Inc. ("Pinnacle") and Pinnacle Bank, a Federal Savings Bank ("Pinnacle Bank"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and between Pinnacle and Indiana Federal Corporation ("IFC") dated November 14, 1996, (the "Agreement") including the schedules and exhibits thereto which includes, among other things, the Agreement and Plan of Merger and Consolidation of Indiana Federal Bank for Savings ("IndFed Bank") with and into Pinnacle Bank (the "Bank Merger Agreement") and (b) I am aware that this Representation Letter will be relied on by Silver, Freedman, and Taff, L.L.P. in rendering its tax opinion pursuant to the Agreement. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement.

     The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF Pinnacle and Pinnacle Bank that:

          (1) As of the date hereof, the facts which relate to the Merger and related transactions and described in the Joint Proxy Statement, insofar as such facts pertain to Pinnacle and Pinnacle Bank, are true, correct and complete and, insofar as such facts pertain to IFC and IndFed Bank, the management of Pinnacle and Pinnacle Bank has no reason to believe that such facts are untrue, incorrect and incomplete.

          (2) The Merger will be carried out strictly in accordance with the Agreement and as described in the Joint Proxy Statement.

          (3) The aggregate fair market value of the consideration to be received in the Merger by each holder of IFC Common Stock will be approximately equal to the aggregate fair market value of the IFC Common Stock surrendered in exchange therefor, as determined by arm's length negotiations between IFC and Pinnacle. No holder of IFC Common Stock (except holders of Dissenting Shares) will receive in exchange for such stock, directly or indirectly, any consideration other than Pinnacle Common Stock and cash paid in lieu of a fractional share of Pinnacle Common Stock.

          No cash or other property will be paid to any shareholder of IFC or IndFed Bank pursuant to the Bank Merger, and no shares of Pinnacle Common Stock will be issued pursuant to the Bank Merger.

          (4) The management of Pinnacle is not aware of any plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the IFC Common Stock or on the part of the other holders of IFC Common Stock to sell, exchange or otherwise dispose of a number of shares of Pinnacle Common Stock received by such holders in the Merger that would reduce such holders' ownership of Pinnacle Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding IFC Common Stock as of the same date. For purposes of this representation, shares of IFC Common Stock exchanged for cash in lieu of fractional shares of Pinnacle Common Stock will be treated as outstanding on the date of the Merger. Moreover, all shares of IFC Common Stock and/or shares of Pinnacle Common Stock held by IFC shareholders and otherwise sold, redeemed, or disposed of before or after the date of the Merger (including Dissenting Shares) will be taken into account in making this representation.

          (5) The assumption by Pinnacle of the liabilities of IFC, and the acquisition by Pinnacle of the assets of IFC which are subject to liabilities, pursuant to the Merger, and the assumption by Pinnacle Bank of the liabilities of IndFed Bank, and the acquisition by Pinnacle Bank of the assets of IndFed Bank which are subject to liabilities, pursuant to the Bank Merger, are each for a bona fide business purpose, and the principal purpose for each such assumption of liabilities and acquisition of assets subject to liabilities is not the avoidance of federal income tax on the transfer of such assets.

          (6) Neither Pinnacle nor Pinnacle Bank has any plan or intention to sell, exchange, distribute, transfer or otherwise dispose of, except in the ordinary course of business and except for transfers permitted by Section 368(a)(2)(C) of the Code, any of IFC's assets to be acquired by Pinnacle in the Merger or any of IndFed Bank's assets to be acquired by Pinnacle Bank in the Bank Merger. It is the intention of the management of Pinnacle to continue the historic business of IFC or to use a significant portion of IFC's historic business assets in a business following the Merger, and it is the intention of the management of Pinnacle Bank to continue the historic business of IndFed Bank or to use a significant portion of IndFed Bank's historic business assets in a business following the Bank Merger.

          (7) IFC, Pinnacle, Pinnacle Bank, IndFed Bank and the shareholders of IFC will each pay their own expenses incurred in connection with the Merger and related transactions except for (i) liabilities of IFC which are assumed by Pinnacle pursuant to the Merger and which will be paid solely out of the assets of IFC as constituted immediately prior to the Merger and (ii) liabilities of IndFed Bank which are assumed by Pinnacle Bank pursuant to the Bank

Merger and which will be paid solely out of the assets of IndFed Bank as constituted immediately prior to the Bank Merger.

          (8) Pinnacle has not paid and will not pay (and has not reimbursed and will not reimburse), directly or indirectly, any expenses incurred by any holder of IFC Common Stock in connection with the Merger or any related transactions. Pinnacle has not agreed to assume and it will not directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of IFC Common Stock.

          (9) Neither Pinnacle nor Pinnacle Bank is an "investment company" within the meaning of Section 368(a)(2)(F) of the Code or a real estate investment trust within the meaning of Section 856 of the Code.

          (10) Neither Pinnacle nor Pinnacle Bank is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (11) The payment in the Merger of cash in lieu of fractional shares of Pinnacle Common Stock is solely for the purpose of avoiding the expense and inconvenience to Pinnacle of issuing fractional shares of Pinnacle Common Stock and does not represent separately bargained for consideration.

          (12) Any compensation paid or to be paid to any shareholder of IFC who will be an employee of or perform advisory services for Pinnacle or any affiliate thereof after the Merger will be consideration for services rendered or to be rendered, and such consideration will be commensurate with amounts paid to third parties bargaining at arm's length for similar services and has been bargained for independently of negotiations regarding consideration paid for IFC Common Stock. None of the shares of Pinnacle Common Stock received by any shareholder of IFC is or will be separate consideration for, or allocable to, any employment, consulting or other arrangement which may be entered into between Pinnacle or any affiliate thereof and such shareholder for services rendered or to be rendered by any shareholder.

          (13) No indebtedness between IFC or any of its subsidiaries, on the one hand, and Pinnacle or any of its subsidiaries, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or
(b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Section 453 B of the Code) between IFC or IndFed Bank, on the one hand, and Pinnacle or Pinnacle Bank, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

          (14) During the five-year period ending at the Effective Time, neither Pinnacle, Pinnacle Bank nor any affiliate of Pinnacle has owned or owns, beneficially or of record, any stock or securities or IFC or IndFed Bank or any predecessor thereof or any instruments giving the holder the right to acquire any such stock of securities except as disclosed in the Joint Proxy Statement.

          (15) Neither Pinnacle, Pinnacle Bank nor any affiliate of Pinnacle intends to acquire or redeem by purchase or otherwise acquire any of the shares of Pinnacle Common Stock to be issued pursuant to the Merger, or to make any distributions with respect to such stock, except for regular, periodic dividends.

          (16) Prior to the Bank Merger, Pinnacle will be in control of Pinnacle Bank within the meaning of Section 368(c) of the Code, and following the Bank Merger, Pinnacle Bank will not issue additional shares of its stock other than to Pinnacle.

          (17) Pinnacle has no plan or intention to liquidate Pinnacle Bank, to merge Pinnacle Bank into another corporation or to sell or otherwise dispose of any stock of Pinnacle Bank.

          (18) No stock of Pinnacle Bank will be issued pursuant to the Bank Merger.

          (19) All shares of Pinnacle Common Stock to be transferred to the shareholders of IFC pursuant to the Merger will be newly issued and will be transferred directly by Pinnacle to such shareholders in the Merger.

     The undersigned agrees to promptly and timely notify Silver, Freedman and Taff L.L.P. if he has any reason to believe that any of the above representations are untrue, incorrect or incomplete.

     This Representation Letter is hereby executed on the __________________ day of _______________, 1997.




                         ---------------------------------------------------
                         By: Richard L. Schanze
                         President and Chief Executive Officer


                                        6